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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form SB-2 of Primal Solutions, Inc. (SEC File No. 333-117786) of our report dated February 25, 2005, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.

Haskell & White LLP

Irvine, California
April 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM